U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 5, 2009

THERMODYNETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10707	06-1042505
[State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

651 Day Hill Road, Windsor, Connecticut 06095

(Address of principal executive offices) (Zip Code)

860-683-2005

(Registrant's telephone number)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐

Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 9.01 are amended and restated in their entirety as follows:

Item 1.01.

Entry into a Material Definitive Agreement

Tower Structures, Inc.  The Company conditionally committed to loan, as a line of credit subject to certain conditions, up to $300,000 to finance the start-up and early operations of Tower Structures, Inc. (“TSI”) pursuant to that certain Loan and Security Agreement dated February 20, 2009 between the Company and TSI; Exhibit 10.1 hereof.  The loan may be made in incremental tranches of $50,000.  TSI is a modular building manufacturer and was incorporated in Connecticut in February 2009.

If the Company determines that TSI does not have adequate capital to pay its operational expenses, the Company shall have no obligation to make any loan advances whether or not TSI has borrowed up to the full credit limit of the loan.  The loan will bear interest at the fixed rate of 10% per annum.  The loan is to be repaid in one installment out of the net proceeds from a financing.  If a financing is not consummated on or before August 31, 2009, then the loan will be paid in twelve (12) monthly installments, commencing September 1, 2009.  The loan is secured by all of the assets of TSI, and by a total of 45% of the outstanding common shares of TSI which are pledged in favor of the Company by two principals of TSI.  The Company was also issued common stock in TSI comprising 6% of its outstanding capital stock.

TSI is seeking to raise capital.  TSI agreed, upon its receipt of a minimum of $1,250,000 from a financing, that it will purchase a 25% interest in the landlord which owns the real property housing the TSI operations at 370 South Main Street, Plymouth, Connecticut at a purchase price of up to $200,000.

Robert A. Lerman, the president, CEO and a director of the Company, on February 20, 2009 became president, CEO and a director of TSI; he is being compensated by TSI at the rate of $5,000 per month.  He was issued common stock in TSI comprising 5% of its outstanding capital stock as a performance incentive.

The Company’s 6% share holding and Mr. Lerman’s 5% share holding in TSI are protected against dilution until completion of the financing.  In the event of a legal conflict between the Company and TSI, TSI has agreed that Mr. Lerman will resign as an officer and director of TSI, and he will assist the Company in pursuing any legal remedies the Company may then have against TSI.  The Company will be paid a loan fee of $60,000 by TSI upon a further financing of TSI.  Mr. Lerman and one other individual, through a company owned and controlled by Mr. Lerman had been receiving a combined $5,000 per month expense reimbursement and consulting fee from TSI prior to the loan; such fee has not been paid since February, 2009 but continues to accrue and is to be paid upon a further financing.

In the event Tower Acquisitions Limited, a second company affiliated with Mr. Lerman, arranges financing for TSI, TSI is to pay Tower Acquisitions Limited a fee of 5% in cash and 5% in free trading stock of TSI, or a fee of 10% of the funds raised for TSI.  Tower Acquisitions Limited and TSI are not otherwise affiliated.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

  10.1

Loan and Security Agreement dated February 20, 2009 between the Company and Tower Structures, Inc.

  99.1

Press Release of Thermodynetics, Inc. dated March 5, 2009 (previously filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

(Registrant)

THERMODYNETICS, INC.

By:	/s/ Robert A. Lerman
Robert A. Lerman, President

Date: July 9, 2009

EXHIBIT INDEX

Exhibit 10.1

10.1

Loan and Security Agreement dated February 20, 2009 between the Company and Tower Structures, Inc.